EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Kingold Jewelry, Inc. (the “Registrant”) on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Chairman of the Board and Chief Executive Officer of the Registrant, certifies, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Zhihong Jia Zhihong Jia Chairman of the Board and Chief Executive Officer

Date: March 26, 2012

A signed original of this written statement required by Section 906 has been provided to Kingold Jewelry, Inc. and will be retained by Kingold Jewelry, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.